Chemung Financial Corporation One Chemung Canal Plaza P.O. Box 1522 Elmira, New York 14902 (607) 737-3711

For Immediate Release: March 22, 2007	Contact: Jan P. Updegraff Vice Chairman & & Chief Executive Officer

Chemung Financial Corporation Elects New Director

On March 21st Ronald M. Bentley was elected to the Board of Directors of Chemung Financial Corporation and also to the Board of its banking subsidiary, Chemung Canal Trust Company.

Mr. Bentley, 54, joined Chemung Canal Trust Company as President and Chief Operating Officer in July 2006. Mr. Bentley's career includes 25 years of leadership experience in the financial services area; immediately prior to joining Chemung Canal he served as President of Retail Banking for NBT Bank (Norwich, NY), a $5 billion commercial bank.  Mr. Bentley earned a B.B.A., Management from Dowling College (Oakdale, NY 1975) and an M.B.A., Marketing and Finance from Adelphi University (Garden City, NY 1980).

Mr. Bentley and his wife, Helen, reside in Big Flats. They have two adult children.

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